SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2013

JONES LANG LASALLE INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive, Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (312) 782-5800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 30, 2013, Jones Lang LaSalle Incorporated (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”).

Of the 44,084,047 total shares of common stock of the Company that were issued and outstanding on March 18, 2013, the record date for the Meeting, 41,988,603 shares, constituting 95.24% of the total outstanding shares, were represented in person or by proxy at the Meeting. The matters voted upon at the Annual Meeting and the results of such voting are set forth below based on the information we received on the day of the meeting from our vote tabulator, Broadridge Investor Communications.

1.	The nine nominees for Directors were elected to serve one-year terms to expire at the annual meeting of shareholders in 2014, as follows:

Nominee	For	Against	Abstain
Hugo Bagué	38,411,565	58,106	46,188
Colin Dyer	38,423,337	46,843	45,679
Deanne Julius	38,411,041	59,332	45,486
Kate S. Lavelle	38,375,623	94,606	45,630
Ming Lu	38,381,692	58,249	75,918
Martin H. Nesbitt	38,407,469	62,202	46,188
Sheila A. Penrose	38,269,063	201,261	45,535
David B. Rickard	38,412,023	57,648	46,188
Roger T. Staubach	37,807,808	662,256	45,795

In the case of each nominee for Director, there were also 3,472,744 broker non-votes.

2.	The non-binding advisory proposal regarding executive compensation (“say on pay”) was approved by the following shareholder vote:

For	Against	Abstain
37,630,441	815,645	69,773

There were 3,472,744 broker non-votes on this proposal.

3.	The appointment of KPMG, LLP to serve as our independent registered public accounting firm for the year 2013 was ratified by the following shareholder vote:

For	Against	Abstain
41,594,703	343,745	50,155

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2013	JONES LANG LASALLE INCORPORATED

By:	/s/ Mark J. Ohringer
	Name:	Mark J. Ohringer
	Title:	Executive Vice President, Global General Counsel and Corporate Secretary

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